                                                                   EXHIBIT 23.7

MORGAN STANLEY

                                                      MORGAN STANLEY & CO.
                                                      INCORPORATED
                                                      1585 BROADWAY
                                                      NEW YORK, NEW YORK 10036
                                                      (212) 761-4000

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

August 18, 1998

Ascend Communications, Inc.
1701 Harbor Bay Parkway
Alameda, CA 94502

Dear Sirs:

  We hereby consent to the inclusion in the Registration Statement of Ascend Communications, Inc. ("Ascend") on Form S-4, with respect to the shares of common stock, par value $0.001 per share of Ascend, of our opinion letter appearing as Annex B to the Proxy Statement-Prospectus which is a part of the Registration Statement, and to references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ Cordell G. Spencer
                                            -----------------------------------